SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                 DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FAIRCHILD CORP CL A

            GAMCO INVESTORS, INC.
                                 2/26/04           29,000             5.2465
                                 2/25/04            8,000             5.2200
                                 2/25/04           15,800             5.2177
                                 2/25/04            5,000             5.2054
                                 2/24/04           20,000-            5.2300
                                 2/24/04           38,200             5.2345
                                 2/24/04            1,000             5.2500
                                 2/24/04            2,700             5.2200
                                 2/23/04           39,800             5.2457
                                 2/23/04            3,000             5.2400
                                 2/23/04            5,000             5.2500
                                 2/23/04           13,300             5.2426
                                 2/20/04           11,400             5.2400
                                 2/20/04           32,000             5.2500
             GABELLI FUNDS, LLC.
                 GABELLI SMALL CAP GROWTH FUND
                                 2/26/04           45,000             5.2470
                 GABELLI ASSET FUND
                                 2/23/04            5,000             5.2500
                 GABELLI CAPITAL ASSET FUND
                                 2/23/04            5,000             5.2500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.